EXHIBIT 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of August 19, 2019, is by and among RED ROBIN INTERNATIONAL, INC., a Nevada corporation (the “Borrower”), RED ROBIN GOURMET BURGERS, INC., a Delaware corporation (the “Parent”), the Guarantors, the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, the Borrower, the Parent, the other Guarantors, the Lenders from time to time party thereto, and the Administrative Agent are parties to that certain Credit Agreement dated as of June 30, 2016 (as amended by that certain First Amendment to Credit Agreement dated as of April 13, 2017 and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby);
WHEREAS, the Credit Parties have requested that the Lenders make certain amendments to the Credit Agreement as set forth herein; and
WHEREAS, the Lenders have agreed to amend the Credit Agreement subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1	Amendment to “Permitted Acquisition”. Clause (b) of the definition of “Permitted Acquisition” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(b) the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that (i) the Credit Parties will be in compliance on a Pro Forma Basis upon the consummation of any such acquisition with all of the terms and provisions of the financial covenants set forth in Section 5.9 and (ii) on a Pro Forma Basis upon the consummation of any such acquisition, the Lease Adjusted Leverage Ratio shall be less than 4.50 to 1.00,

1.2	Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order therein:

“Second Amendment Effective Date” shall mean August 19, 2019.

1.3	Amendment to Section 1.3. Section 1.3 of the Credit Agreement is hereby amended by inserting the following paragraph at the end of such Section:
All leases of any Person that were or would have been characterized as Operating Leases in accordance with GAAP immediately prior to the date on which such Person adopted Accounting Standards Update No. 2016-02 by the Financial Accounting Standards Board (“ASU 2016-02”) (whether or not such leases were in effect on such date) shall be accounted for as Operating Leases (and not as Capital Leases) for purposes of this Agreement and any determination of whether a lease is a Capital Lease or an Operating Lease shall exclude the effect of the adoption of ASU 2016-02 or any related promulgation or accounting standards such that “Capital Leases” shall specifically exclude liabilities that were considered operating lease liabilities under GAAP prior to the adoption of ASU 2016-02 or any related promulgation or accounting standard, and all calculations and deliverables (other than financial statements) under this Agreement or any other Credit Document shall be made or delivered, as applicable, without giving effect thereto; provided that all compliance certificates delivered to the Administrative Agent pursuant to Section 5.1(c) of this Agreement shall contain a schedule showing the modifications necessary to reconcile the adjustments made pursuant to this paragraph with the related financial statements.

1.4	Amendment to Section 5.9(a). Section 5.9(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)
Lease Adjusted Leverage Ratio. As of the last day of any fiscal quarter of the Parent ending during the periods specified below, the Lease Adjusted Leverage Ratio shall be less than or equal to the corresponding ratio set forth below:

Period	Maximum Ratio
Second Amendment Effective Date through December 29, 2019 (the last day of the fourth fiscal quarter of the 2019 fiscal year of the Parent)	5.00 to 1.00
December 30, 2019 (the first day of the first fiscal quarter of the 2020 fiscal year of the Parent) and thereafter	4.75 to 1.00

ARTICLE II
CONDITIONS

2.1	Closing Conditions. This Agreement shall become effective upon the satisfaction of the following conditions precedent:

(a)
Execution of Agreement. The Administrative Agent shall have received a copy of this Agreement duly executed by the Borrower, the other Credit Parties, the Administrative Agent and the Required Lenders.

(b)
Fees and Out of Pocket Costs. The Borrower shall have paid any and all reasonable, documented out-of-pocket costs incurred by the Administrative Agent (including the fees and expenses Moore & Van Allen, PLLC as legal counsel to the Administrative Agent) and all other fees and amounts required to be paid to the Administrative Agent in connection with this Agreement to the extent invoiced prior to the date hereof.

ARTICLE III
MISCELLANEOUS

3.1
Amended Terms. On and after the date hereof, all references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Agreement. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Credit Parties. Each of the Credit Parties represents and warrants as follows:

(a)
Each of the Credit Parties has full corporate power, authority and right to execute, deliver and perform this Agreement and has taken all necessary limited liability company or corporate action to authorize the execution, delivery and performance by it of this Agreement.

(b)
This Agreement has been duly executed and delivered on behalf of each of the Credit Parties. This Agreement constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)
No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement by the Credit Parties (other than those which have been obtained) or with the validity or enforceability of this Agreement against the Credit Parties.

(d)
The representations and warranties made by the Credit Parties in the Credit Agreement, in the Security Documents or which are contained in any certificate furnished at any time under or in connection with the Credit Agreement are true and correct on and as of the date hereof as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date.

(e)    No Default or Event of Default has occurred and is continuing on the date hereof.

(f)
The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral purported to be covered thereby, in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Liens.

(g)	The Obligations of the Credit Parties are not reduced or modified by this Agreement (except as set forth herein) and, as of the date hereof, are not subject to any offsets, defenses or counterclaims.

3.3
Reaffirmation of Obligations. Each Credit Party hereby ratifies the Credit Agreement, as amended hereby, and each other Credit Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement, as amended hereby, and each other Credit Document to which it is a party applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Credit Documents.

3.4    Credit Document. This Agreement shall constitute a Credit Document under the terms of the Credit Agreement.

3.5
Entirety. This Agreement and the other Credit Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.6
Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

3.7
Counterparts; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page of this Agreement by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterparty hereof.

3.8
Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OR CHOICE OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

3.9	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

3.10
Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Section 9.14 and Section 9.17 of the Credit Agreement and the limitation of liability provisions of Section 9.5(b) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature pages to follow]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on the date first above written.
BORROWER:

RED ROBIN INTERNATIONAL, INC.,
a Nevada corporation

By:	/s/ Lynn Schweinfurth
Name:	Lynn Schweinfurth
Title:	President and Treasurer

GUARANTORS:

RED ROBIN GOURMET BURGERS, INC.,
a Delaware corporation

By:	/s/ Lynn Schweinfurth
Name:	Lynn Schweinfurth
Title:	Executive Vice President and Chief Financial Officer

RED ROBIN WEST, INC.,
a Nevada corporation

By:	/s/ Kristi Belhumeur
Name:	Kristi Belhumeur
Title:	President, Treasurer, Chief Executive Officer and Chief Financial Officer

WESTERN FRANCHISE DEVELOPMENT, INC.,
a California corporation

By:	/s/ Kristi Belhumeur
Name:	Kristi Belhumeur
Title:	President and Treasurer

RED ROBIN DISTRIBUTING COMPANY LLC,
a Nevada limited liability company

By:	/s/ Kristi Belhumeur
Name:	Kristi Belhumeur
Title:	Manager

NORTHWEST ROBINS, L.L.C.,
a Washington limited liability company

By:	RED ROBIN INTERNATIONAL, INC.,
Sole Member and Manager of Northwest Robins, L.L.C.

	By:	/s/ Lynn Schweinfurth
	Name:	Lynn Schweinfurth
	Title:	President and Treasurer

RED ROBIN EXPRESS, LLC,
a Colorado limited liability company

By:	/s/ Kristi Belhumeur
Name:	Kristi Belhumeur
Title:	Manager

RED ROBIN NORTH HOLDINGS, INC.,
a Nevada corporation

By:	/s/ Kristi Belhumeur
Name:	Kristi Belhumeur
Title:	President and Treasurer

ADMINISTRATIVE AGENT
AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:	/s/ Maureen Malphus
Name:	Maureen Malphus
Title:	Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Anthony Luppino
Name:	Anthony Luppino
Title:	Senior Vice President

BBVA USA,
as a Lender

By:	/s/ Joseph W. Nimmons
Name:	Joseph W. Nimmons
Title:	Senior Vice President

COOPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as a Lender

By:	/s/ Piet Hein Knook
Name:	Piet Hein Knook
Title:	Vice President

By:	/s/ Timothy J Devane
Name:	Timothy J Devane
Title:	Executive Director

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Glenn Leyrer
Name:	Glenn Leyrer
Title:	Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Marshall Trenkmann
Name:	Marshall Trenkmann
Title:	Executive Director

JPMORGAN CHASE BANK, N.A. (TORONTO BRANCH),
as a Lender

By:	/s/ Michael Tam
Name:	Michael Tam
Title:	Authorized Officer